                                                                     EXHIBIT 4.4

                      LAMAR ADVERTISING OF GREENVILLE, INC.

                             SUPPLEMENTAL INDENTURE


         THIS SUPPLEMENTAL INDENTURE dated as of October 23, 1998, is delivered pursuant to Section 10.04 of the Indenture dated as of November 15, 1996 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "Indenture") among LAMAR ADVERTISING COMPANY, a Delaware corporation, certain of its subsidiaries ("Guarantors") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee ("Trustee") (all terms used herein without definition having the meanings ascribed to them in the Indenture).

         The undersigned hereby agrees that:

         1. The undersigned is a Guarantor under the Indenture with all of the rights and obligations of a Guarantor thereunder.

         2. The undersigned hereby grants, ratifies and confirms the guarantee provided for by Article Ten of the Indenture to guarantee unconditionally, jointly and severally with the other Guarantors, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable.

         3. The undersigned hereby represents and warrants that the representations and warranties set forth in the Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.

         4. All notices, requests and other communications provided for in the Indenture should be delivered to the undersigned at the address specified in
Section 12.02 of the Indenture.

         5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the Indenture.

         6. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                   Guarantor:

                                   LAMAR ADVERTISING OF GREENVILLE, INC.



                                   By: /s/ Keith A. Istre
                                      -----------------------------------------
                                   Name:  Keith A. Istre
                                   Title: Vice President - Finance and Chief
                                          Financial Officer

Attest:



By: /s/ Charles W. Lamar, III
   --------------------------------
   Charles W. Lamar, III, Secretary

Accepted:

STATE STREET BANK AND TRUST
  COMPANY, as Trustee


By: /s/ Andrew M. Sinasky
   --------------------------------
Title: Assistant Vice President

                          SCHEDULE OF ADDITIONAL SUBSIDIARY GUARANTORS


LAMAR OCI NORTH CORPORATION
LAMAR OCI SOUTH CORPORATION




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